UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): May 20, 2010
(May 20, 2010)
QUANTA SERVICES, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-13831 (Commission File No.)	74-2851603 (IRS Employer Identification No.)
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(Address of principal executive offices, including ZIP code)
(713) 629-7600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     Quanta Services, Inc. (“Quanta”) held its annual meeting of stockholders in Houston, Texas on May 20, 2010. Eleven members were elected to the board of directors, each to serve until Quanta’s next annual meeting of stockholders or until their respective successors have been elected and qualified.
     The following ten individuals were elected to the board of directors by the holders of Quanta’s common stock:

Nominee	For	Withheld	Broker Non-Votes

James R. Ball	156,012,473	1,285,844	14,041,305
John R. Colson	153,792,925	3,505,392	14,041,305
J. Michal Conaway	156,566,873	731,444	14,041,305
Ralph R. DiSibio	156,571,882	726,435	14,041,305
Bernard Fried	150,754,634	6,543,683	14,041,305
Louis C. Golm	156,078,497	1,219,820	14,041,305
Worthing F. Jackman	156,426,206	872,111	14,041,305
Bruce Ranck	156,084,624	1,213,693	14,041,305
John R. Wilson	155,743,749	1,554,568	14,041,305
Pat Wood, III	156,198,768	1,099,549	14,041,305
     The holders of Quanta’s limited vote common stock elected Vincent D. Foster to the board of directors by a vote of 328,823 shares of limited vote common stock, with no shares of limited vote common stock withheld. There were no broker non-votes.
     The stockholders ratified the appointment of PricewaterhouseCoopers LLP as Quanta’s independent registered public accounting firm for the fiscal year ending December 31, 2010 by a vote of 169,380,985 shares of common stock and limited vote common stock, voting together, with (i) 882,860 shares of common stock and no shares of limited vote common stock voting against and (ii) 1,108,660 shares of common stock and no shares of limited vote common stock abstaining.
     The stockholders approved the stockholder proposal concerning the adoption by the board of directors of a majority vote standard for the election of directors by a vote of 102,533,194 shares of common stock with (i) 49,550,570 shares of common stock and limited vote common stock, together, voting against and (ii) 5,246,935 shares of common stock and no shares of limited vote common stock abstaining. There were 14,041,806 broker non-votes received with respect to the stockholder proposal.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 20, 2010

QUANTA SERVICES, INC.
By:	/s/ TANA L. POOL
	Name:	Tana L. Pool
	Title:	Vice President and General Counsel